UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

The Boston Beer Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-14092	04-3284048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place Suite 850
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 368-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock. $0.01 par value	SAM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

2025 Annual Meeting of Stockholders

The Company held its 2025 Annual Meeting of Stockholders on May 14, 2025, at which quorums of over 69.6% of Class A Stockholders and 100% of Class B Stockholders were present and acting throughout. The proposals submitted by the Board of Directors to the Stockholders for action and the results of the voting on each proposal are indicated below.

Item 1. The Class A Stockholders elected the following three (3) Class A Directors, each for a term of one (1) year ending at the completion of the 2026 Annual Meeting of Stockholders: Cynthia L. Swanson received 4,592,644 votes for, 1,781,034 votes withheld, and 35 shares uncast; Meghan V. Joyce received 3,165,315 votes for and 3,208,363 votes withheld; and 35 shares uncast; and Joseph H. Jordan received 6,190,201 votes for and 183,477 votes withheld; and 35 votes uncast. There were no broker non-votes in connection with the election of the Class A Directors.

Item 2. The Class A Stockholders considered, on an advisory basis, the following non-binding resolution relating to executive compensation:

“RESOLVED, that the compensation policies and procedures followed by the Company and the Compensation Committee of the Company’s Board of Directors and the level and mix of compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion resulting from such policies and procedures are hereby determined to be appropriate for the Company and accordingly approved.”

The results of the advisory vote are as follows: 5,982,550 votes for; 370,231 votes against; 20,932 abstentions, and no broker non-votes.

Item 3. The sole holder of all of the Company’s outstanding shares of Class B Stock voted all of such shares for the election of the following six (6) Class B Directors, each for a term of one (1) year ending at the completion of the 2026 Annual Meeting of Stockholders: Samuel A. Calagione, III, Cynthia A. Fisher, C. James Koch, Julio N. Nemeth, Michael Spillane, and Christopher I. “Biz” Stone. There were no broker non-votes in connection with the election of the Class B Directors.

Item 4. The Class B Stockholder ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 27, 2025.

No other matters came before the meeting.

Item 8.01 Other Events.

At a meeting held on May 13, 2025, the Board of Directors, acting on the recommendation of the Nominating/Governance Committee, appointed the following independent Directors to the respective committees of the Board:

Audit Committee: Cynthia, L. Swanson (Chair), Joseph H. Jordan, Meghan V. Joyce

Compensation Committee: Joseph H. Jordan (Chair), Julio N. Nemeth, Christopher I. “Biz” Stone, Cynthia L. Swanson

Nominating/Governance Committee: Meghan V. Joyce (Chair), Julio Nemeth, Christopher I. “Biz” Stone

On May 13, 2025, the non-employee members of the Board reappointed Julio N. Nemeth as the Board’s Lead Director.

On May 6, 2025, Vice President, Finance & Chief Accounting Officer Matthew D. Murphy entered into an individual trading plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, covering proposed sales of up to 4,155 shares of the Company’s Class A Common Stock. The purpose of the 10b5-1 plan is to provide liquidity and investment diversification.

On May 12, 2025, the Company entered into a 10b5-1 plan to repurchase up to $50 million of the Company’s Class A Common Stock during the period commencing June 30, 2025 and ending September 26, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

Date:	May 16, 2025	By:	/s/ Michael Spillane
Name: Michael Spillane Title: President & Chief Executive Officer